Exhibit 10.29

CONTINGENT CONSIDERATION ESCROW AGREEMENT

THIS CONTINGENT CONSIDERATION ESCROW AGREEMENT (this “Agreement”) is made and entered into as of February 10, 2023, by and among Adara Acquisition Corp., a Delaware corporation (and, after the Closing, to be renamed Alliance Entertainment Holding Corporation) (“Parent”), Bruce Ogilvie, solely in his capacity as representative of the Company Stockholders (the “Securityholder Representative”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A       Parent, Adara Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company”), have entered into a Business Combination Agreement, dated as of June 22, 2022 (as may be amended from time to time, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, after which the Company will be the surviving corporation and a wholly-owned subsidiary of Parent and Parent shall change its name to “Alliance Entertainment Holding Corporation” and the Company shall change its name to “AENT Corporation”; Capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Business Combination Agreement.

B.       In accordance with Section 3.03 of the Business Combination Agreement, at the Closing, Parent shall issue the Contingent Consideration Shares to the Contingent Consideration Eligible Company Equityholders and shall deposit, or shall cause to be deposited, such Contingent Consideration Shares with the Escrow Agent to serve as a source of payment for certain Contingent Consideration Eligible Company Equityholders in the event that the Surviving Corporation achieves certain Triggering Events after the Closing pursuant to the terms of the Business Combination Agreement.

C.       The Escrow Agent has agreed to accept, hold and disburse the Contingent Consideration Shares in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.

(a)     Each of Parent and the Securityholder Representative hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b)     The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Business Combination Agreement.

2.             Contingent Consideration Shares.

(a)     Simultaneously with the execution and delivery of this Agreement, Parent shall deposit in escrow 60,000,000 shares of Adara Class E Common Stock (the “Contingent Consideration Shares”) with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Contingent Consideration Shares and shall hold the Contingent Consideration Shares as a book-entry position registered in the names of the Contingent Consideration Eligible Company Equityholders in accordance with their respective Contingent Consideration Pro Rata Share and as set forth on Exhibit A attached hereto.

(b)     During the term of this Agreement and for so long as the Contingent Consideration Shares are not forfeited and/or cancelled: (i) the Contingent Consideration Shares shall be shown as issued and outstanding on Parent’s financial statements, and shall be outstanding as of the Effective Time; (ii) each Contingent Consideration Eligible Company Equityholder will have all rights with respect to the Contingent Consideration Shares attributable to ownership of such Contingent Consideration Shares except (A) the right of possession thereof, (B) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (C) the right to be paid dividends with respect such shares (other than non-taxable stock dividends, which shall remain in and become part of the Contingent Consideration Shares).

(c)     During the term of this Agreement, the Contingent Consideration Eligible Equityholders will have the right to exercise voting rights with respect to the Contingent Consideration Shares that are not forfeited and/or cancelled in accordance with each Contingent Consideration Eligible Equityholder’s Contingent Consideration Pro Rata Share; provided that with respect to any matter for which the Contingent Consideration Shares are permitted to vote, the Contingent Consideration Eligible Equityholders shall vote, or cause to be voted, the Contingent Consideration Shares in the same proportion that the number of Adara Class A Common Stock owned by all other stockholders of Parent are voted, as notified to the Contingent Consideration Eligible Equityholders by Parent. In the absence of notice from Parent, as to the proportion that the number of Adara Class A Common Stock owned by all other stockholders of Parent are voted, the Contingent Consideration Eligible Equityholders shall not vote any of the shares comprising the Contingent Consideration Shares.

(d)     Any dividends paid or issued with respect to any Contingent Consideration Escrow Shares while such shares are held in escrow shall be held by Parent and upon the release of any Contingent Consideration Escrow Shares to the Contingent Consideration Eligible Equityholders in accordance with this Agreement and the Merger Agreement, Parent shall cause the associated dividends to be distributed to the Contingent Consideration Eligible Equityholders.

(e)     In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the Parent Common Stock, other than a regular cash dividend, the Contingent Consideration Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

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3.             Disposition and Termination.

(a)        The Contingent Consideration Shares shall serve as a source of payment for certain Contingent Consideration Eligible Equityholders in the event that the Surviving Corporation reaches certain Triggering Events after the Closing in accordance with the terms of the Business Combination Agreement. Claims for the release of Contingent Consideration Shares by the Securityholder Representative on behalf of the Contingent Consideration Eligible Equityholders shall be referred to as “Contingent Consideration Escrow Claims”. Parent shall notify the Securityholder Representative and the Escrow Agent in writing of the occurrence of any Triggering Event under the Business Combination Agreement and any Contingent Consideration Escrow Claim resulting therefrom (“Contingent Consideration Escrow Notice”). Promptly after the receipt of such Contingent Consideration Escrow Notice (but in any event no later than two (2) Business Days thereafter), Parent and the Securityholder Representative shall execute and deliver to the Escrow Agent a Joint Written Instruction (as defined below) with respect to the release of the number of Contingent Consideration Shares specified in such applicable Contingent Consideration Escrow Notice pursuant to the following sentence. In its Contingent Consideration Escrow Notice, Parent shall provide a calculation of the number of Contingent Consideration Shares due to the Contingent Consideration Eligible Equityholders in accordance with the Business Combination Agreement and the Closing Consideration Spreadsheet. The Escrow Agent shall have no duty to determine whether any Contingent Consideration Escrow Notice accurately describes an Contingent Consideration Escrow Claim or conforms to or is permitted under by or by virtue of the Business Combination Agreement but shall be entitled to assume conclusively and without inquiry that any such Contingent Consideration Escrow Notice satisfies the requirements of the Business Combination Agreement and this Agreement. The Escrow Agent shall not distribute all or any portion of the Contingent Consideration Shares except in accordance with Section 3(b).

(b)        Within five (5) Business Days after receipt of either (i) a joint written instruction in the form attached hereto as Exhibit A signed by each of Parent and the Securityholder Representative (a “Joint Written Instruction”) or (ii) a Final Order (as defined below), a copy of which shall be simultaneously provided to the other parties hereto, in each case specifying the amount of Contingent Consideration Shares asserted by Parent for such Contingent Consideration Escrow Claim, the Escrow Agent shall disburse the portion of the Contingent Consideration Shares to such parties as provided in the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Contingent Consideration Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make distributions of the Contingent Consideration Shares only in accordance with a Joint Written Instruction or a Final Order.

(c)        If a Contingent Consideration Escrow Claim with respect to Triggering Event I has not been made before the date that is the fifth anniversary of the Closing Date (the “First Release Date”), then within ten (10) Business Days after the First Release Date, Parent and the Securityholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to return/disburse to Parent 20,000,000 Contingent Consideration Shares less any Contingent Consideration Shares that are subject to an Contingent Consideration Escrow Claim with respect to which the Escrow Agent shall have received a Contingent Consideration Escrow Notice prior to the applicable Release Date, but which remains unresolved or unsatisfied as of such date (a “Remaining Amount”). If a Contingent Consideration Escrow Claim with respect to Triggering Event II has not been made before the date that is the seventh anniversary of the Closing Date (the “Second Release Date”), then within ten (10) Business Days after the Second Release Date, Parent and the Securityholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to return/disburse to Parent 20,000,000 Contingent Consideration Shares less any Remaining Amount. If a Contingent Consideration Escrow Claim with respect to Triggering Event III has not been made before the date that is the tenth anniversary of the Closing Date (the “Final Release Date” and, together with the First Release Date and the Second Release Date, each a “Release Date”), then within ten (10) Business Days after the Final Release Date, Parent and the Securityholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to return/disburse to Parent 20,000,000 Contingent Consideration Shares less any Remaining Amount.

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(d)        With respect to any Remaining Amounts, the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement until the resolution of such underlying Contingent Consideration Escrow Claims. Such Remaining Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 3(b) of this Agreement or returned/disbursed to the Parent pursuant to this Section 3(c), as the case may be.

(e)          Upon the delivery of all of the Contingent Consideration Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 6.

(f)           For the purposes of this Agreement, “Final Order” means a final and nonappealable judgment, award or order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from Parent or the Securityholder Representative (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

4.             Escrow Agent.

(a)         The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the parties and any other person or entity, in connection herewith, including the Business Combination Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b)         With respect to the rights, duties and obligations of the Escrow Agent only, in the event of any conflict between the terms and provisions of this Agreement with those of the Business Combination Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the parties, the terms and conditions of this Agreement shall control.

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(c)         The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by any of the parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary, or other person or entity, for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Contingent Consideration Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d)         The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any party hereto or any beneficiary of the Contingent Consideration Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e)          The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any of the parties hereto or any beneficiary or the Contingent Consideration Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.             Succession.

(a)          The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the parties specifying a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If the parties have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Contingent Consideration Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a Final Order or judgement of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7. In accordance with Section 7, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

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(b)          Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.             Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of Parent set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7.             Indemnity.

(a)          The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state or federal court located in New York County in the State of New York..

(b)          The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

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(c)          This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.             Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a)          Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, each of the parties acknowledges that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of such party, including such person or entity’s name, address and organizational documents (“identifying information”). The parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)          The parties hereto agree that Parent shall be treated as the owner of the Contingent Consideration Shares for U.S. federal and applicable state and local income tax purposes.

9.             Notices.

(a)           All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 10), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company
One State Street — 30th Floor
New York, New York 10004
Facsimile No: +1 (212) 616-7615
Attention: Administration Department

If to Parent:

Adara Acquisition Corp.
211 East Boulevard
Charlotte, NC 28203
Attention: Thomas Finke, Chief Executive Officer
Email: tmfinke@gmail.com

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with a copy to (which shall not constitute notice):

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10019
Attention: Brad L. Shiffman and Kathleen A. Cunningham
Email: brad.shiffman@blankrome.com; kathleen.cunningham@blankrome.com

If to the Securityholder Representative:

Bruce Ogilvie.
8201 Peters Road, Suite 1000

Plantation, FL 33324
Email: bruceo@sdcd.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell Nussbaum
E-mail: mnussbaum@loeb.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.           Security Procedures.

(a)       Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Contingent Consideration Shares, including any Joint Written Instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Contingent Consideration Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

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(b)       In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of Parent (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c)       The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Contingent Consideration Shares to the custodian account of a recipient of the Contingent Consideration Shares, as designated in a Joint Written Instruction.

11.          Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order, judgement or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

12.          Miscellaneous.

(a)       Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b)       Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 5, without the prior consent of all of the other parties hereto.

(c)       This Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens, or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the any state or federal court in New York County in the State of New York.

(d)       To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

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(e)       The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(f)        No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(g)       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(h)        If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(i)         A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(j)         The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(k)        Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Contingent Consideration Shares escrowed hereunder.

[Remainder Of This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT

ADARA ACQUISITION CORP.

By:	/s/ Thomas Finke
Name: Thomas Finke
Title: Chief Executive Officer

SECURITYHOLDER REPRESENTATIVE

BRUCE OGILVIE

By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie
Title: Executive Chairman

ESCROW AGENT

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President

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EXHIBIT A

Form of Joint Written Instructions

[●]

Continental Stock Transfer & Trust Company
One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE:	Contingent Consideration Escrow Agreement, dated as of February 10, 2023 (the “Contingent Consideration Escrow Agreement”), by and among Adara Acquisition Corp., a Delaware corporation (“Parent”), Bruce Ogilvie, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Contingent Consideration Escrow Agreement.

This letter shall serve as the Joint Written Instruction of Parent and the Securityholder Representative pursuant to Section 3 of the Contingent Consideration Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to disburse the Contingent Consideration Shares to the following persons and entities in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [      ].

PARENT

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:
Name:
Title:

SECURITYHOLDER REPRESENTATIVE

BRUCE OGILVIE

By:
Name:
Title:

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EXHIBIT A

Name	Number of Contingent Consideration Shares
Jeff Walker	28,866,667
Bruce Ogilvie, Jr. Trust dated January 20, 1994	19,194,915
Ogilvie Legacy Trust dated September 14th, 2021	10,805,085
Sungaze LLC	1,133,333